UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2024

BAIYU Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

139, Xinzhou 11th Street, Futian District

Shenzhen, Guangdong, PRC 518000

(Address of Principal Executive Offices)

+86 (0755) 82792111

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BYU	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2024, Shenzhen Baiyu Jucheng Data Technology Co., Ltd. (深圳百誉巨成数据科技有限公司) (“Baiyu Jucheng”), a limited liability company organized under the laws of the People’s Republic of China (“PRC”) and an indirect wholly owned subsidiary of Baiyu Holdings, Inc. (the “Company”), entered into a share purchase agreement (the “SPA”) with Guangzhou Changmao Supply Chain Co., Ltd. (广州昌贸多供应链有限公司) (the “Seller”), a limited liability company organized under the laws of the PRC, and Shenzhen Jintong Source Energy Storage Technology Co., Ltd.( 深圳金通源储能科技有限公司) (the “Target”), a limited liability company organized under the laws of the PRC. The Seller is the record holder and beneficial owner of all of the equity interest of the Target. Pursuant to the SPA, Baiyu Jucheng agreed to pay the Seller an aggregate cash consideration of RMB750 million (approximately US$105 million), of which 60% will be paid to the Seller on or before October 31, 2024 and the remaining 40% will be paid to the Seller on or before March 31, 2025, and the Seller agreed to transfer to Baiyu Jucheng all of the equity interest of the Target. The Company intends to use the available cash on hand to pay such purchase price. The closing of this transaction is expected to occur in or around September 2024.

The parties to the SPA have each made customary representations, warranties and covenants, including, among other things, (a) the Seller and the Target are duly organized, validly existing and in good standing under the laws of PRC; (b) all parties are authorized to execute the SPA, (c) the absence of any undisclosed material adverse effects, and (d) the absence of legal proceedings that affect the completion of the transaction contemplated by the SPA.

The SPA is filed as Exhibit 10.1 to this Current Report on Form 8-K and such document is incorporated herein by reference. The foregoing disclosure of the SPA is only a brief description of the material terms of the SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

10.1	Share Purchase Agreement entered into by and among Shenzhen Baiyu Jucheng Data Technology Co., Ltd., Guangzhou Changmao Supply Chain Co., Ltd., and Shenzhen Jintong Source Energy Storage Technology Co., Ltd., dated August 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIYU HOLDINGS, INC.

Date: August 27, 2024	By:	/s/ Renmei Ouyang
	Name:	Renmei Ouyang
	Title:	Chief Executive Officer

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